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                                  EXHIBIT 10.13

                              SEPARATION AGREEMENT
                          AND GENERAL RELEASE OF CLAIMS

                                JANUARY 29, 1999

         1. The Company is relocating its corporate headquarters to Ann Arbor, Michigan from Fremont, California. Jose M. Millares ("Employee") has chosen not to relocate and therefore his employment with DSP Technology Inc. (the "Company") will be terminated effective June 30, 1999 (the "Termination or Separation Date"). Employee will remain employed by the Company and will continue to perform such work for the Company as is consistent with his present duties or as may be reasonably assigned to him and not materially inconsistent with his position with the Company and his responsibilities in effect as of the date of this Agreement to the extent requested by the Company until the Resignation Date. Employee further agrees to cooperate with the Company in the orderly transition of his duties in connection with his separation and the Company's relocation.

         2. In consideration of the Employee's 14 years of service, except as provided below, the Company agrees to provide Employee with the following benefits, to which Employee would not otherwise be entitled:

                  (a) continued payment of Employee's salary through the Termination or Separation Date, even if the Company elects to terminate his employment prior to the Termination or Separation Date; and

                  (b) in effect as of the Terminate Date continued payment of Employee's salary at his base salary, less applicable withholding, in accordance with Company's normal payroll practices, for twelve (12) months after his Termination Date.

                  (c) if Employee elects to obtain continued group health insurance coverage in accordance with federal law (COBRA) following June 30, 1999, the Company will reimburse Employee for the premiums for such coverage through the earlier of September 30, 1999, or the date on which Employee first obtains other group health insurance coverage; thereafter, Employee may elect to purchase continued group health insurance coverage at his own expense in accordance with COBRA.

         However, if prior to the Resignation Date Employee voluntarily terminates his employment with the Company or is terminated by the Company for Cause as defined below, then he shall be entitled only to payment for all wages and accrued but unused vacation that he has earned through his last day of employment.

         For purposes of this Agreement, a termination "for Cause" occurs if the Employee is terminated for any of the following reasons: (i) Employee's material failure to satisfactorily perform any of his duties for the Company or to follow the good faith instructions of the Board of Directors of the Company or any successor thereto (other than any such failure resulting from Employee's serious health condition, as defined in the federal Family and Medical Leave Act, which does not last longer than twelve (12) weeks) within ten (10) days after receipt of written notification from the Company of such failure; (ii) any willful conduct by the Employee that has a material detrimental effect on the Company's reputation or business, specifically including, but not limited to, falsification of employment or company records or improper disclosure of Company confidential or proprietary information; or (iii) Employee's conviction (or plea of nolo contendre) for any felony or any crime involving fraud or embezzlement.

         3. In exchange for the benefits described in Paragraph 2 above, Employee and his successors and assigns release and absolutely discharge the Company and its parents, subsidiaries, affiliates, shareholders, directors, employees, agents, attorneys, legal successors and assigns of and from any and all claims, actions and causes of action, whether now known or unknown, which Employee now has, or at any other time had, or shall or may have against the released parties based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time to and including the date hereof, including, but not limited to, any claims of breach of contract, wrongful termination or national origin, race, age, sex, sexual orientation, disability or other discrimination under the Civil Rights Act of 1964, the Age Discrimination In Employment Act of 1967, the


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Americans With Disabilities Act, the Fair Employment and Housing Act or any
other applicable law, all as they have or may be amended.

         4. Employee acknowledges that he has read section 1542 of the Civil Code of the State of California which states:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Employee hereby waives any right or benefit which he has or may have under section 1542 of the Civil Code of the State of California, or any similar law of any other jurisdiction, to the full extent that he may lawfully waive such rights and benefits pertaining to the subject matter of this general release of claims.

         5. As further consideration for the benefits described in paragraph 2 above, Employee also agrees that on or within seven (7) days after his last day of employment with Company, he will sign a further release of claims in substantially the form attached hereto as "Exhibit A."

         6. In the event of any dispute or claim relating to or arising out of the parties' employment relationship, its termination, or this Agreement (including, but not limited to, any claims of breach of contract, wrongful termination or age, sex, race or other discrimination or harassment under any state or federal statute or common law), Employee and the Company agree that all such disputes shall be fully and finally resolved by binding arbitration conducted by the American Arbitration Association ("AAA") in Santa Clara County, California, in accordance with the AAA's National Rules for the Resolution of Employment Disputes. Company and Employee specifically agree that an arbitrator may be appointed under an expedited process and shall have full authority to order injunctive relief in the event of a claim relating to the misappropriation or misuse of the Company's intellectual property. By signing this Agreement, Employee and the Company each understand and acknowledge they are each waiving the right to a judicial forum, including the right to a jury trial. In the event that arbitration is commenced under this paragraph, the prevailing party shall be entitled to recover from the losing party its attorneys' fees and costs incurred in that action.

         7. Employee acknowledges and agrees that he shall continue to be bound by and comply with the terms of any proprietary rights or confidentiality agreements between the Company and Employee.

         8. If any one or more of the provisions (or any part thereof) of this Agreement shall be held invalid, illegal or unenforceable in any respect, such provision(s) shall be modified to permit enforcement to the maximum extent permitted by law and the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.

         9. This Agreement shall be interpreted in accordance with and governed by the laws of the State of California.

         10. The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. As used in this Agreement, "Company" shall mean the Company as defined above and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 10 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

         11. In view of the personal nature of the services to be performed under this Agreement by Employee, Employee cannot assign or transfer any of his rights or obligations under this Agreement.


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         12.      EMPLOYEE UNDERSTANDS THAT HE SHOULD CONSULT WITH AN ATTORNEY
PRIOR TO SIGNING THIS AGREEMENT AND THAT HE IS GIVING UP ANY LEGAL CLAIMS HE HAS AGAINST THE PARTIES RELEASED ABOVE BY SIGNING THIS AGREEMENT. EMPLOYEE FURTHER UNDERSTANDS THAT HE MAY HAVE UP TO 21 DAYS TO CONSIDER THIS AGREEMENT, THAT HE MAY REVOKE IT AT ANY TIME DURING THE 7 DAYS AFTER HE SIGNS IT, AND THAT IT SHALL NOT BECOME EFFECTIVE UNTIL THAT 7-DAY PERIOD HAS PASSED (the "Effective Date"). EMPLOYEE ACKNOWLEDGES THAT HE IS SIGNING THIS AGREEMENT KNOWINGLY, WILLINGLY AND VOLUNTARILY IN EXCHANGE FOR THE BENEFITS DESCRIBED HEREIN.

         13. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral (except with regard to any agreements regarding proprietary rights), including, but not limited to, that certain confidential Separation Agreement dated as of January 18, 1999 between Company and Employee. This Agreement may not be altered or amended except by a written document signed by the Company and Employee.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of January 29, 1999.


                                     /s/ Jose M. Millares, Jr.
                                     Jose M. Millares


                                     DSP Technology Inc.


                                     By: /s/ F. Gil Troutman, Jr.




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                                    EXHIBIT A

         1. As further consideration for the benefits described in the Separation Agreement and General Release of Claims between Jose Millares ("Employee") and DSP Technology Inc. ("Company") dated January 29, 1999, Employee and his successors and assigns release and absolutely discharge the Company and its stockholders, directors, employees, agents, attorneys, legal successors and assigns of and from any and all claims, actions and causes of action, whether now known or unknown, which Employee now has, or at any other time had, or shall or may have against the released parties based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time to and including the date hereof, including, but not limited to, any claims of breach of contract, wrongful termination or national origin, race, age, sex, sexual orientation, disability or other discrimination under the Civil Rights Act of 1964, the Age Discrimination In Employment Act of 1967, the Americans With Disabilities Act, the Fair Employment and Housing Act or any other applicable law, all as they have or may be amended.

         2. Employee acknowledges that he has read section 1542 of the Civil Code of the State of California which states:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         Employee hereby waives any right or benefit which he has or may have under section 1542 of the Civil Code of the State of California to the full extent that he may lawfully waive such rights and benefits pertaining to the subject matter of this general release of claims.

         3. EMPLOYEE UNDERSTANDS THAT HE SHOULD CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT AND THAT HE IS GIVING UP ANY LEGAL CLAIMS HE HAS AGAINST THE PARTIES RELEASED ABOVE BY SIGNING THIS AGREEMENT. EMPLOYEE FURTHER UNDERSTANDS THAT HE MAY HAVE UP TO 21 DAYS TO CONSIDER THIS AGREEMENT, THAT HE MAY REVOKE IT AT ANY TIME DURING THE 7 DAYS AFTER HE SIGNS IT, AND THAT IT SHALL NOT BECOME EFFECTIVE UNTIL THAT 7-DAY PERIOD HAS PASSED (THE "EFFECTIVE DATE"). EMPLOYEE ACKNOWLEDGES THAT HE IS SIGNING THIS AGREEMENT KNOWINGLY, WILLINGLY AND VOLUNTARILY IN EXCHANGE FOR THE BENEFITS DESCRIBED HEREIN.

Dated: January 29, 1999               /s/ Jose M. Millares, Jr.
                                     -------------------------------------------
                                     Jose M. Millares


Dated: January 29, 1999              DSP Technology, Inc.


                                     By: /s/ F. Gil Troutman
                                        ----------------------------------------



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